Exhibit A

Transactions in Ordinary Shares
Since January 15, 2016*

Transaction Date	Security(1)(2)	Security Amount	Per Share Price($)	Transaction Description
02/24/2016	Liberty Global Class A RSU	81,093	N/A	(3)
02/24/2016	Liberty Global Class C RSU	162,185	N/A	(3)
02/24/2016	LiLAC Class A RSU	4,054	N/A	(3)
02/24/2016	LiLAC Class C RSU	8,109	N/A	(3)

03/15/2016	Liberty Global Class A Shares	333,333	N/A	(4)
03/15/2016	Liberty Global Class B Shares	333,333	N/A	(4)
03/15/2016	LiLAC Class A Shares	16,666	N/A	(4)
03/15/2016	LiLAC Class B Shares	16,666	N/A	(4)

03/15/2016	Liberty Global Class A Shares	306,179	36.31	(5)

04/01/2016	Liberty Global Class A Shares	18,955	38.92	(5)
04/01/2016	Liberty Global Class C Shares	37,908	38.08	(5)
04/01/2016	LiLAC Class A Shares	949	34.94	(5)
04/01/2016	LiLAC Class C Shares	1,896	37.64	(5)

05/01/2016	Liberty Global Class A SARs	211,882	37.73(6)	(7)
05/01/2016	Liberty Global Class C SARs	423,764	36.60(6)	(7)
05/01/2016	LiLAC Class A SARs	10,594	37.53(6)	(7)
05/01/2016	LiLAC Class C SARs	21,188	40.61(6)	(7)

06/17/2016	Liberty Global Class C Shares	100,000	N/A	(8)

06/24/2016	Liberty Global Class A SARs	971,587	31.87(6)	(9)
06/24/2016	Liberty Global Class C SARs	967,468	31.61(6)	(9)
06/24/2016	Liberty Global Class C SARs	1,933,985	29.88(6)	(9)
06/24/2016	LiLAC Class A SARs	48,562	30.02(6)	(9)
06/24/2016	LiLAC Class C SARs	48,343	31.37(6)	(9)
06/24/2016	LiLAC Class C SARs	96,687	29.66(6)	(9)

07/01/2016	LiLAC Class A SARs	17,730	13.40(6)	(10)
07/01/2016	LiLAC Class A SARs	8,863	13.52(6)	(10)
07/01/2016	LiLAC Class A SARs	11,967	21.96(6)	(10)
07/01/2016	LiLAC Class A SARs	5,984	22.88(6)	(10)
07/01/2016	LiLAC Class A SARs	11,330	23.84(6)	(10)
07/01/2016	LiLAC Class A SARs	5,664	24.60(6)	(10)
07/01/2016	LiLAC Class A SARs	10,679	34.03(6)	(10)
07/01/2016	LiLAC Class A SARs	5,338	36.44(6)	(10)
07/01/2016	LiLAC Class A SARs	241,301	32.42(6)	(10)
07/01/2016	LiLAC Class A SARs	120,710	34.29(6)	(10)
07/01/2016	LiLAC Class A SARs	50,088	38.65(6)	(10)
07/01/2016	LiLAC Class A SARs	39,527	50.84(6)	(10)
07/01/2016	LiLAC Class A SARs	52,872	39.71(6)	(10)
07/01/2016	LiLAC Class A SARs	8,904	13.16(6)	(10)
07/01/2016	LiLAC Class A SARs	6,009	22.25(6)	(10)
07/01/2016	LiLAC Class A SARs	5,689	23.91(6)	(10)
07/01/2016	LiLAC Class A SARs	121,223	33.35(6)	(10)
07/01/2016	LiLAC Class A SARs	25,171	38.94(6)	(10)
07/01/2016	LiLAC Class A SARs	19,603	50.55(6)	(10)
07/01/2016	LiLAC Class A SARs	26,436	39.48(6)	(10)
07/01/2016	LiLAC Class A RSUs	41,589	N/A	(10)
07/01/2016	LiLAC Class B RSUs	41,589	N/A	(10)

10/01/2016	Liberty Global Class A Shares	18,971	34.18	(5)
10/01/2016	Liberty Global Class C Shares	37,939	33.04	(5)
10/01/2016	LiLAC Class A Shares	3,317	27.59	(5)
10/01/2016	LiLAC Class C Shares	6,632	28.05	(5)

11/08/2016	LiLAC Class A Shares	50,000	20.29	(11)
11/08/2016	LiLAC Class B Shares	1,100	22.27	(11)

02/21/2017	Liberty Global Class A RSU	64,802	N/A	(12)
02/21/2017	Liberty Global Class C RSU	129,605	N/A	(12)
02/21/2017	LiLAC Class A RSU	11,324	N/A	(12)
02/21/2017	LiLAC Class C RSU	22,650	N/A	(12)

03/15/2017	Liberty Global Class A Shares	333,334	N/A	(4)
03/15/2017	Liberty Global Class B Shares	333,334	N/A	(4)
03/15/2017	LiLAC Class A Shares	58,256	N/A	(4)
03/15/2017	LiLAC Class B Shares	58,256	N/A	(4)

03/15/2017	Liberty Global Class A Shares	333,334	36.78	(5)

04/01/2017	Liberty Global Class A Shares	32,401	N/A	(4)
04/01/2017	Liberty Global Class C Shares	64,802	N/A	(4)
04/01/2017	LiLAC Class A Shares	5,662	N/A	(4)
04/01/2017	LiLAC Class C Shares	11,325	N/A	(4)
04/01/2017	Liberty Global Class A Shares	15,171	35.87	(5)
04/01/2017	Liberty Global Class C Shares	30,341	35.04	(5)
04/01/2017	LiLAC Class A Shares	2,652	22.24	(5)
04/01/2017	LiLAC Class C Shares	5,303	23.04	(5)

05/01/2017	Liberty Global Class A Shares	71,370	N/A	(9)
05/01/2017	Liberty Global Class C Shares	142,107	N/A	(9)
05/01/2017	Liberty Global Class C Shares	71,036	N/A	(9)
05/01/2017	LiLAC Class A Shares	3,568	N/A	(9)
05/01/2017	LiLAC Class A Shares	8,904	N/A	(9)
05/01/2017	LiLAC Class C Shares	7,105	N/A	(9)
05/01/2017	LiLAC Class C Shares	3,551	N/A	(9)
05/01/2017	LiLAC Class C Shares	17,730	N/A	(9)
05/01/2017	LiLAC Class C Shares	8,863	N/A	(9)

05/01/2017	Liberty Global Class A Shares	44,921	35.69	(5)
05/01/2017	Liberty Global Class C Shares	134,336	34.80	(5)
05/01/2017	LiLAC Class A Shares	9,785	21.43	(5)
05/01/2017	LiLAC Class C Shares	29,300	21.84	(5)

05/01/2017	Liberty Global Class A SARs	227,832	35.69(6)	(13)
05/01/2017	Liberty Global Class A SARs	455,664	34.80(6)	(13)
05/01/2017	LiLAC Class A SARs	28,480	21.43(6)	(13)
05/01/2017	LiLAC Class C SARs	56,960	21.84(6)	(13)

________________________
* Share amounts and prices for dates prior to July 1, 2016 are not adjusted for July 1, 2016 distributions.  See endnote 10 below.

1.
Each Restricted Share Unit (“RSU”) represents a right for the holder to receive one share of Issuer’s Liberty Global Class A ordinary shares, Liberty Global Class C ordinary shares, LiLAC Class A ordinary shares or LiLAC Class C ordinary shares, as the case may be. RSUs are granted to Mr. Fries in connection with his compensation by the Issuer.

2.
Share appreciation rights (“SARs”), upon exercise, entitle the holder to the issuance of a number of shares of the reference security having a value (subject to adjustment at the election of the Issuer for tax withholding amounts) equal to the increase in the value of a stated number of shares (e.g., a grant of 10,000 SARs entitles the grantee to the appreciation in value of 10,000 Ordinary Shares) at exercise from the value of that number of shares at the “base price”.

3.
In 2014 the Issuer granted to Mr. Fries and other senior officers of the Issuer performance share units (the “2014 PSUs”) based on certain objectives relating to the Issuer’s performance during the two-year period ending December 31, 2015.  On February 24, 2016, the compensation committee of the Issuer’s board of directors determined the achievement of these objectives and the number of 2014 PSUs earned under the incentive plan.  On February 24, 2015 such earned 2014 PSUs were converted into time-vested RSUs pursuant to the plan and vested in two equal installments on April 1, 2016 and October 1, 2016.

4.	Delivery of shares to Mr. Fries upon vesting of RSUs granted prior to January 15, 2016.
5.	Represents securities withheld by Issuer in payment of tax liability incident to vesting of RSUs.
6.	Base price; see note 2.
7.
New grant of SARs.  The SARs in this grant vest as follows: 12.5% of the aggregate SARs on November 1, 2016; the remaining 87.5% of the SARs in 14 equal quarterly installments of 6.25% commencing February 1, 2017.

8.	Gift disposition.
9.	Represents vesting of SARs granted prior to January 15, 2016.
10.
On July 1, 2016, the Issuer distributed to each holder of Liberty Global ordinary shares, one share of the corresponding class of the Issuer’s LiLAC ordinary shares for every 8.01482 shares of that class of the Issuer’s Liberty Global ordinary shares held by such holder as of the distribution record date (the “LiLAC Distribution”). As a result, pursuant to the anti-dilution provisions of the applicable incentive plans, Mr. Fries received an equity award based on his outstanding Liberty Global awards relating to shares of the corresponding class of LiLAC ordinary shares (a “LiLAC Award”). The terms of the LiLAC Awards are, in all material respects, the same as those of the corresponding original Liberty Global award. In addition, as a result of the LiLAC Distribution, pursuant to the anti-dilution provisions of the applicable incentive plans, an adjustment to the exercise price or base price, as applicable, was made to all previous Liberty Global equity awards.

11.	Open market purchase.
12.
In 2015 the Issuer granted to Mr. Fries and other senior officers of the Issuer performance share units (the “2015 PSUs”) based on certain objectives relating to the Issuer’s performance during the two-year period ending December 31, 2016.  On February 24, 2016, the compensation committee of the Issuer’s board of directors determined the achievement of these objectives and the number of 2015 PSUs earned under the incentive plan.  On February 24, 2016 such earned 2015 PSUs were converted into time-vested RSUs pursuant to the plan with vesting in two equal installments on April 1, 2017 and October 1, 2017.

13.
New grant of SARs.  The SARs in this grant vest as follows: 12.5% of the aggregate SARs on November 1, 2017; the remaining 87.5% of the SARs in 14 equal quarterly installments of 6.25% commencing February 1, 2018.